Exhibit No. 15(iii) on Form N-1a
                                       Exhibit No. 1 Under Item 601 Reg S/K


                                 EXHIBIT B
                                  to the
                             Distribution Plan
                          MARKETVEST FUNDS, INC.
             MARKETVEST INTERMEDIATE U.S. GOVERNMENT BOND FUND


       The following provisions are incorporated and made part of the Distribution Plan dated January 1, 1996 of Marketvest Funds, Inc. with respect to the Class of Shares set forth above.
       This Distribution Plan is adopted by Marketvest Funds, Inc. with respect to the Class of Shares of the portfolio of the Corporation set forth above.
       In compensation for the services provided pursuant to this Plan, ESI will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares of Marketvest Intermediate U.S. Government Bond Fund held during the month.
       Witness the due execution hereof this 1st day of January, 1996.

                              MARKETVEST FUNDS, INC.


                              By:/s/ Jeffrey W. Sterling
                              Vice President



                                 EXHIBIT C
                                  to the
                             Distribution Plan
                          MARKETVEST FUNDS, INC.
                      MARKETVEST SHORT-TERM BOND FUND


       The following provisions are incorporated and made part of the Distribution Plan dated January 1, 1996 of Marketvest Funds, Inc. with respect to the Class of Shares set forth above.
       This Distribution Plan is adopted by Marketvest Funds, Inc. with respect to the Class of Shares of the portfolio of the Corporation set forth above.
       In compensation for the services provided pursuant to this Plan, ESI will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Shares of Marketvest Short-Term Bond Fund held during the month.
       Witness the due execution hereof this 1st day of January, 1996.

                              MARKETVEST FUNDS, INC.


                              By:/s/ Jeffrey W. Sterling
                                     Vice President